SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[x]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Echlin Inc.
             ------------------------------------------------
             (Name of Registrant as Specified in Its Charter)




             ------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:                 ------------

     (2)  Aggregate number of securities to which transaction applies:                    ------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
          calculated and state how it was determined):                                    ------------

     (4)  Proposed maximum aggregate value of transaction:                                ------------

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.                                      ------------

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or
     Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:                                                                    March 13, 1998
                                                                                         --------------


                Letterhead of Echlin Corporate Headquarters


                              Employee Notice
                              ---------------


     Echlin employees who own stock in our company, either directly or through the EISI 401k program, have received or shortly will receive a large envelope with a Proxy, and a "Gold" Card with a return envelope.

     This material has been mailed to you by SPX Corporation in conjunction with their efforts to replace the current Board of Directors of Echlin.

     It is the recommendation of Echlin management that you DO NOT sign and return the Gold Card. The card may simply be discarded. If you have already signed and returned the card a future Employee Notice will contain guidelines for you.



                                        Milton J. Makoski
                                        Senior Vice President
                                        Human Resources